Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

To Tender Shares of Common Stock

of

Destination XL Group, Inc.

at

$0.84 Per Share of Common Stock, Net in Cash

Pursuant to the Offer to Purchase

Dated July 27, 2026

by

Zodiac Partners II LLC.

an acquisition entity of

Camac Fund LP

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON AUGUST 21, 2026, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share (the “Shares”), of Destination XL Group, Inc., a Delaware corporation (“DXL” or “DXLG”), are not immediately available and cannot be delivered to Odyssey Transfer & Trust Company (the “Depositary”) prior to the Expiration Date, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date or (iii) time will not permit all required documents to be delivered to the Depositary prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered or transmitted by overnight courier, mail or email to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase, as defined below) in the form set forth herein. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

If delivering by overnight courier: Odyssey Transfer and Trust Company Attn: Corporate Actions, DXLG 860 Blue Gentian Road, Suite 320 Eagan, MN 55121	If delivering by mail: Odyssey Transfer and Trust Company Attn: Corporate Actions, DXLG 860 Blue Gentian Road, Suite 320 Eagan, MN 55121

By Email Transmission: uscorporateactions@odysseytrust.com

THE ABOVE EMAIL ADDRESS CAN ONLY BE USED FOR DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. ANY TRANSMISSION OF OTHER MATERIALS WILL NOT BE ACCEPTED AND WILL NOT BE CONSIDERED A VALID DELIVERY.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA AN EMAIL ADDRESS OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver a properly completed and duly executed Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 3 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

All questions on the Offer should be directed to Saratoga Proxy Consulting LLC at the following number:

Stockholders, Banks and Brokers Call Toll Free: (212-257-1311)

Ladies and Gentlemen:

The undersigned hereby tenders to Zodiac Partners II LLC., a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 27, 2026 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”), receipt of which is hereby acknowledged, the number of Shares of DXLG specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Shares tendered by the Notice of Guaranteed Delivery will not be deemed validly tendered for purposes of satisfying the Minimum Tender Condition (as defined in the Offer to Purchase), unless and until Shares underlying such Notice of Guaranteed Delivery are delivered to the Depositary prior to the Expiration Date.

Number of Shares and Certificate No(s) (if available): ____________________________________________

☐ Check here if Shares will be tendered by book-entry transfer.

Name of Tendering Institution: _______________________________________

DTC Account Number: _______________________________________

Date: _______________________________________

Name(s) of Record Holder(s) (Please type or print): _______________________________________

Address(es) (Including Zip Code): _______________________________________

Area Code and Telephone Number (Daytime): _______________________________________

Signature(s): _______________________________________

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby, within two (2) New York Stock Exchange (“NYSE”) trading days of the date hereof, (A) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal or (B) guarantees a Book-Entry Confirmation of the Shares tendered hereby into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal. For purposes of the foregoing, a NYSE trading day is any day on which the NYSE is open for business.

Name of Firm: _______________________________________

Address(es) (Including Zip Code): _______________________________________

Area Code and Telephone Number: _______________________________________

Authorized Signature: _______________________________________

Name (Please type or print): _______________________________________

Title: _______________________________________

Date: _______________________________________

NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.